PBF Energy Reports First Quarter 2014 Results, Declares Dividend of $0.30 Per Share

PARSIPPANY, NJ - April 30, 2014 - PBF Energy Inc. (NYSE: PBF) today reported first quarter 2014 Operating Income of $260.2 million versus Operating Income of $100.1 million for the first quarter of 2013. Adjusted Pro Forma Net Income for the first quarter 2014 was $140.7 million, or $1.44 per share on a fully exchanged, fully diluted basis, as described below, compared to Adjusted Pro Forma Net Income of $46.7 million, or $0.48 per share, for the first quarter 2013. Net Income attributable to PBF Energy Inc. for the quarter was $77.4 million.

Throughput for the quarter averaged approximately 430,900 barrels per day, which was below guidance for the quarter. Throughput on the East Coast averaged approximately 292,700 barrels per day and throughput in the Mid-continent averaged approximately 138,200 barrels per day. Throughput was negatively impacted by the cold weather experienced during the quarter which, among other things, caused a freeze-related, unplanned shutdown at our Paulsboro refinery in January.

During the first quarter 2014, the company ran approximately 102,400 barrels per day of rail-delivered crudes through its East Coast system, of which 40,100 barrels per day were heavy crude oil. The severity of the weather in the mid-continent during the quarter negatively impacted the ability to load crude oil onto the trains and transit times also increased. Depending on economics, we expect that our total volumes of rail-delivered crudes will increase in the second quarter. The company is currently expanding its existing rail capacity of approximately 145,000 barrels per day to a total of 210,000 barrels per day and expects this increased capacity to be in service by the end of the third quarter.

Tom Nimbley, PBF Energy's CEO, said, “Our strong results are representative of the success of our ongoing efforts to enhance our feedstock sourcing flexibility and procure the most economic barrels for processing at our facilities. In conjunction with relatively stable operations, given the sometimes adverse operating conditions, the landed cost of crude, especially on the East Coast, was the single largest driver of our strong results for the quarter. Broader market conditions were favorable, with strong benchmark cracks and crude oil differentials benefiting all of our refineries. Bakken traded at a discount to Brent of $13 and WCS averaged a discount to Brent of more than $31 per barrel and we were able to land these crudes, and some price-advantaged waterborne barrels, into our East Coast system at attractive economics.” Mr. Nimbley continued, “Moving into the second quarter, crude differentials have narrowed somewhat but product cracks have remained strong. We expect that our landed cost of crude will continue to support strong operating results and we are positioning our refineries to benefit from these continuing favorable market conditions.”

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on May 29, 2014, to holders of record as of May 12, 2014.

Adjusted Pro Forma Results
Adjusted Pro Forma results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Pro Forma Net Income, Adjusted Pro Forma

Net Income per fully exchanged, fully diluted share, gross refining margin, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA. PBF Energy Inc. believes that non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF Energy Inc.'s non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will hold a conference call at 9:00 a.m. ET, Wednesday, April 30, 2014, to discuss its earnings results and provide an update on company operations. Callers may listen to the live presentation, which will be followed by a question and answer session, by dialing (800) 862-9098 or (785) 424-1051, conference ID: PBFQ114. The audio replay will be available two hours after the end of the call through May 14, 2014, by dialing (800) 388-6197 or (402) 220-1115. A live webcast of the conference call will also be available in the Investor Relations section of the company's web site at http://www.pbfenergy.com.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risk that an initial public offering of the MLP may not occur, or be negatively impacted by adverse conditions, any impact an MLP may have on the company's credit rating, cost of funds, employees, customers and vendors; risks relating to the securities markets generally; the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey and Toledo, Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally sensitive manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2014	2013

Revenues	$4,746,443	$4,797,847

Costs and expenses:
Cost of sales, excluding depreciation	4,147,684	4,435,101
Operating expenses, excluding depreciation	268,899	206,015
General and administrative expenses	36,624	30,094
Gain on sale of assets	(186)	—
Depreciation and amortization expense	33,215	26,532
	4,486,236	4,697,742

Income from operations	260,207	100,105

Other income (expense)
Change in fair value of catalyst lease	(2,001)	(1,339)
Interest expense, net	(25,255)	(21,611)
Income before income taxes	232,951	77,155
Income tax expense	49,679	7,444
Net income	183,272	69,711
Less: net income attributable to noncontrolling interest	105,828	58,305
Net income attributable to PBF Energy Inc.	$77,444	$11,406

Net income available to Class A common stock per share:
Basic	$1.43	$0.48
Diluted	$1.42	$0.48
Weighted-average shares outstanding-basic	54,167,861	23,589,687
Weighted-average shares outstanding-diluted	54,691,627	97,415,576

Dividends per share	$0.30	$0.30

Adjusted pro forma net income and adjusted pro forma net income per fully exchanged, fully diluted shares outstanding(1):
Adjusted pro forma net income	$140,729	$46,686
Adjusted pro forma net income per fully exchanged, fully diluted share	$1.44	$0.48
Pro forma shares outstanding - diluted	97,398,632	97,415,576

(1) Adjusted Pro Forma information is presented in the table above as management believes that these non-GAAP measures when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare the company’s results across the periods presented and facilitates an understanding of the company’s operating results. The company also uses this measure to evaluate its operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Pro Forma and U.S. GAAP results are explained in the "Reconciliation of Amounts Reported Under U.S. GAAP - Adjusted Pro Forma Net Income."

PBF ENERGY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	March 31,	December 31,
	2014	2013
Balance Sheet Data:
Cash and cash equivalents	$237,135	$76,970
Inventories	$1,546,255	$1,445,517
Total assets	$4,716,419	$4,413,808
Total long-term debt	$734,828	$747,576
Total equity	$1,810,123	$1,715,256

Total debt to capitalization ratio	29%	30%
Net debt to capitalization ratio	22%	28%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows provided by operations	$260,571	$211,066
Cash flows used in investing activities	(52,653)	(59,153)
Cash flows used in financing activities	(47,753)	(33,709)
Net increase in cash and cash equivalents	160,165	118,204
Cash and cash equivalents, beginning of period	76,970	285,884
Cash and cash equivalents, end of period	$237,135	$404,088

PBF ENERGY INC. AND SUBSIDIARIES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended
	March 31,
Market Indicators (dollars per barrel)(1)	2014	2013
Dated Brent Crude	$108.21	$112.57
West Texas Intermediate (WTI) crude oil	$98.69	$94.29
Crack Spreads:
Dated Brent (NYH) 2-1-1	$11.41	$12.79
WTI (Chicago) 4-3-1	$16.79	$26.09
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$9.52	$18.28
Dated Brent less Maya (heavy, sour)	$18.93	$9.86
Dated Brent less WTS (sour)	$15.10	$24.61
Dated Brent less ASCI (sour)	$7.77	$3.66
WTI less WCS (heavy, sour)	$21.63	$26.62
WTI less Bakken (light, sweet)	$3.79	$1.90
WTI less Syncrude (light, sweet)	$0.99	$(3.33)
Natural gas (dollars per MMBTU)	$4.72	$3.48

Key Operating Information
Production (barrels per day ("bpd") in thousands)	428.6	440.3
Crude oil and feedstocks throughput (bpd in thousands)	430.9	441.6
Total crude oil and feedstocks throughput (millions of barrels)	38.8	39.7
Gross refining margin per barrel of throughput (2)	$15.44	$9.13
Operating expense per barrel of throughput (3)	$6.93	$5.19
Crude and feedstocks (% of total throughput) (4):
Heavy	13%	15%
Medium	45%	47%
Light	34%	30%
Other feedstocks and blends	8%	8%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	49%	46%
Distillates and distillate blendstocks	37%	38%
Lubes	2%	2%
Chemicals	3%	3%
Other	9%	11%
Total yield	100%	100%

(1) As reported by Platts.

(2) Gross refining margin per barrel of throughput is a non-GAAP measure. We define it as gross margin, plus refinery operating expenses and depreciation and amortization, divided by total crude and feedstocks throughput. Refer to the "Reconciliation of Amounts Reported Under U.S. GAAP - Gross Refining Margin/Gross Refining Margin per Barrel of Throughput" provided below for additional information, including our rationale for the use of this non-GAAP measure.

(3) Represents refinery operating expenses, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(4)  We define heavy crude oil as crude oil with an American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with an API gravity between 24 and 35 degrees. We define light crude oil as crude oil with an API gravity higher than 35 degrees.

PBF ENERGY INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended
	March 31,
	2014	2013
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (barrels per day ("bpd") in thousands)	288.6	316.9
Crude oil and feedstocks throughput (bpd in thousands)	292.7	318.9
Total crude oil and feedstocks throughput (millions of barrels)	26.3	28.7
Crude and feedstocks (% of total throughput) (1):
Heavy	19%	21%
Medium	49%	53%
Light	21%	15%
Other feedstocks and blends	11%	11%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	47%	45%
Distillates and distillate blendstocks	37%	38%
Lubes	2%	3%
Chemicals	2%	2%
Other	11%	12%
Total yield	99%	100%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	140.0	123.4
Crude oil and feedstocks throughput (bpd in thousands)	138.2	122.7
Total crude oil and feedstocks throughput (millions of barrels)	12.4	11.0
Crude and feedstocks (% of total throughput) (1):
Heavy	—%	—%
Medium	37%	31%
Light	62%	67%
Other feedstocks and blends	1%	2%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	52%	50%
Distillates and distillate blendstocks	38%	36%
Lubes	—%	—%
Chemicals	5%	4%
Other	6%	10%
Total yield	101%	100%

(1) We define heavy crude oil as crude oil with an American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with an API gravity between 24 and 35 degrees. We define light crude oil as crude oil with an API gravity higher than 35 degrees.

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
ADJUSTED PRO FORMA NET INCOME
(Unaudited, in thousands, except share and per share data)

		Three Months Ended
		March 31,
		2014	2013
Net income attributable to PBF Energy Inc.		$77,444	$11,406
Add:	Net income attributable to the noncontrolling interest (1)	105,828	58,305
Less:	Income tax expense (2)	(42,543)	(23,025)
Adjusted pro forma net income		$140,729	$46,686

Diluted weighted-average shares outstanding of PBF Energy Inc. (3)		54,691,627	97,415,576
Conversion of PBF LLC Series A Units (4)		42,707,005	—
Diluted weighted-average shares outstanding of PBF Energy Inc.		97,398,632	97,415,576

Adjusted pro forma net income (per fully exchanged, fully diluted shares outstanding		$1.44	$0.48

(1) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC other than PBF Energy Inc. as if such members had fully exchanged their PBF LLC Series A Units for shares of the company's Class A common stock.

(2) Represents an adjustment to apply PBF Energy's statutory tax rate of approximately 40.2% for the 2014 period and 39.5% for the 2013 period to the noncontrolling interest. The adjustment assumes the full exchange of existing PBF LLC Series A Units as described in (1) above.

(3) Represents weighted-average diluted shares outstanding assuming the full exchange of common stock equivalents, including options and warrants for PBF LLC Series A Units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method. Common stock equivalents excludes the effects of options to purchase 1,943,125 and 57,500 shares of PBF Energy Class A common stock because they are anti-dilutive for the three months ended March 31, 2014 and March 31, 2013, respectively.

(4) Represents an adjustment to weighted-average diluted shares to assume the full exchange of existing PBF LLC Series A Units as described in (1) above.

Non-GAAP Financial Measures

Adjusted Pro Forma information is presented in the table above as management believes that these non-GAAP measures when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare the company’s results across the periods presented and facilitates an understanding of the company’s operating results. The company also uses this measure to evaluate its operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Pro Forma and U.S. GAAP results are explained in the footnotes to the table above.

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT
(Unaudited, in thousands, except per barrel amounts)

	Three Months Ended		Three Months Ended
	March 31, 2014		March 31, 2013
		per barrel of		per barrel of
	$	throughput	$	throughput
Reconciliation of gross margin to gross refining margin:
Gross margin	$300,125	$7.74	$133,022	$3.34
Add: refinery operating expense	268,899	$6.93	206,015	$5.19
Add: refinery depreciation	29,735	$0.77	23,709	$0.60
Gross refining margin	$598,759	$15.44	$362,746	$9.13

Non-GAAP Financial Measures

Gross refining margin is a non-GAAP measure because it excludes refinery operating expenses and depreciation and can be relevant to investors because it is a better metric comparison to the industry refining margin benchmarks shown in the Market Indicators table above, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner.

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands)

		Three Months Ended March 31,

		2014	2013
Reconciliation of net income to EBITDA:
Net income		$183,272	$69,711
Add:	Depreciation and amortization expense	33,215	26,532
Add:	Interest expense, net	25,255	21,611
Add:	Income tax expense	49,679	7,444
EBITDA		$291,421	$125,298

Reconciliation of EBITDA to Adjusted EBITDA:
EBITDA		$291,421	$125,298
Add:	Stock based compensation	1,420	1,020
Add:	Non-cash change in fair value of catalyst lease obligations	2,001	1,339
Add:	Non-cash change in fair value of inventory repurchase obligations	—	(11,042)
Add:	Non-cash deferral of gross profit on finished product sales	—	(7,534)
Adjusted EBITDA		$294,842	$109,081

Non-GAAP Financial Measures

EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA, as presented in the tables above, are supplemental measures of performance that are not required by, or presented in accordance with, GAAP. We use these non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP.

In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.